UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2006

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                               DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)           On December 19, 2006, the board of directors (the “Board”) of Accuride Corporation (the “Company”) adopted a form of Restricted Stock Unit Award Agreement (the “RSU Award Agreement”) and a form of Stock Appreciation Rights Award Agreement (the “SAR Award Agreement”), copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Under the terms of the RSU Award Agreement, as of the “Maturity Date” (as specified in the RSU Award Agreement) for a particular Restricted Stock Unit, the Company will transfer to the grantee one unrestricted, fully transferable share of Company stock in exchange for that Restricted Stock Unit, subject to certain deferral provisions described in the RSU Award Agreement.  Until the Company stock is issued in settlement of the Restricted Stock Unit, the grantee will not be deemed for any purpose to be, or have rights as, a Company shareholder or to receive dividend equivalents with respect to the shares of stock by virtue of the Restricted Stock Unit award.  If the grantee engages in any “Prohibited Activity” (as defined in the RSU Award Agreement) any unvested Restricted Stock Units will be forfeited.  In addition, if the grantee engages in any “Prohibited Activity” within 24 months of the day on which he or she received Company stock in settlement of any Restricted Stock Units awarded pursuant to the RSU Award Agreement, he or she must pay to the Company an amount equal to his or her “RSU Gain” (as defined in the RSU Award Agreement).

Under the terms of the SAR Award Agreement, each Stock Appreciation Right entitles the grantee to the positive difference, if any, between the Base Price (as defined in the SAR Award Agreement) and the Fair Market Value (as defined in the SAR Award Agreement) of a share of Company stock on the date of exercise (the “Spread”).  Upon exercise, the Spread for each Stock Appreciation Right will be paid in whole shares of Company stock with a Fair Market Value equal to the Spread, with any remainder paid in cash, or in cash.  Until Company stock is issued in settlement of the Stock Appreciation Rights, the grantee will not be deemed for any purpose to be, or have rights as, a Company shareholder or to receive dividend equivalents with respect to the Stock Appreciation Rights.  If the grantee engages in any “Prohibited Activity” (as defined in the SAR Award Agreement) any unvested Stock Appreciation Rights will be forfeited.  In addition, if the grantee engages in any “Prohibited Activity” within 24 months of the day on which he or she received Company stock in settlement of any Stock Appreciation Rights awarded pursuant to the SAR Award Agreement, he or she must pay to the Company an amount equal to his or her “SAR Gain” (as defined in the SAR Award Agreement).

Also on December 19, 2006, the Company’s Board approved the following grants to its executive officers:

Officer:	Stock Appreciation Rights	Restricted Stock Units
Terrrence J. Keating	97,093	37,478
John R. Murphy	57,114	22,046
David K. Armstrong	34,268	13,228
Anthony A. Donatelli	26,272	10,141
Elizabeth I. Hamme	26,272	10,141
Robert L. Nida	26,272	10,141
Henry L. Taylor	26,272	10,141

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1                           Form of Restricted Stock Unit Award Agreement for use with 2005 Incentive Award Plan.

10.2                           Form of Stock Appreciation Rights Award Agreement for use with 2005 Incentive Award Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date: December 20, 2006	/s/ John R. Murphy
John R. Murphy
President and Chief Financial Officer